Exhibit 99.1

Polar Power Secures Up to $25 Million Committed Equity Facility to Support Growth

Facility Expected to Provide Access to Additional Working Capital and to Support
Continued Growth of the Company’s DC Power Systems Business, Including Data-Center Power and Cooling and Drone-Charging Systems

GARDENA, Calif., July 27, 2026 – Polar Power, Inc. (NASDAQ: POLA) (“Polar Power” or the “Company”), a global provider of DC power systems for telecommunications, military, EV charging, micro/nano grids, and other applications, today announced that it has entered into a Committed Equity Facility (“CEF”) with Roth Principal Investments, LLC (“RPI”), an affiliate of CR Financial Holdings, Inc., the holding company for Roth Capital Partners.

The CEF allows, but does not obligate, Polar Power to issue and sell up to $25 million of its shares of common stock to RPI, at the Company’s discretion and subject to certain conditions set forth in the CEF agreement, following the filing and effectiveness of a registration statement registering the resale of such shares. Polar Power intends to use any net proceeds for working capital and general corporate purposes, including continued development and growth of its DC power systems business. The Company may access capital opportunistically over time and is under no obligation to utilize the full amount available under the facility. The Company may not be able to sell the full $25 million of shares available under the facility due to limitations, including the number of shares registered for resale and applicable Nasdaq rules. Sales of common stock under the facility, if any, are expected to be made at prices based on the prevailing market price of the common stock at the time of sale, and such sales, together with the resale of shares by RPI, may be dilutive to the Company’s existing stockholders.

“We are pleased to have entered into this Committed Equity Facility, which is intended to provide additional financial and working capital flexibility to support the continued growth of our DC power systems business. Building on our proven DC power technology, we have expanded into new markets—including charging systems for drones, micro/nano grids, EV charging, robotics, and power and cooling solutions for data centers—and this facility is intended to provide added flexibility to pursue these markets,” stated Arthur D. Sams, President and Chief Executive Officer of Polar Power.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Company intends to file a registration statement with the SEC to register the resale of the shares issuable under the CEF. These securities may not be sold until that registration statement is filed and becomes effective.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “would,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address availability of capital, Polar Power’s potential use of the CEF, including the use of proceeds, and anticipated demand for Polar Power’s DC power systems that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, anticipated use of the CEF, the ability to use the CEF, Polar Power’s ability to sell its DC power systems and other risks, including the risks discussed in Polar Power’s Securities and Exchange Commission filings. Polar Power undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Polar Power, Inc.

Polar Power, Inc. (NASDAQ: POLA) designs, manufactures and sells direct current, or DC, power systems for telecommunications, military, automotive, industrial and other applications. Polar Power’s systems provide reliable, low-cost prime and backup power for applications requiring high reliability and low maintenance. The Company has also expanded its product portfolio to include power and cooling systems for data centers, as well as charging systems for drones. For additional information, please visit www.polarpower.com.

Polar Power and the Polar Power logo are trademarks of Polar Power, Inc. in the U.S. and/or other countries.

Company Contact:

Arthur D. Sams, President and CEO
Polar Power, Inc.
P: (310) 830-9153
E: ir@polarpower.com

Investor Relations Contact

Polar Power, Inc.

Investor Relations

P: (310) 830-9153

E: ir@polarpower.com